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                                                                     Exhibit 1.1


                            __________________ UNITS


                            TASER INTERNATIONAL, INC.

                             UNDERWRITING AGREEMENT
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________________, 2001



Paulson Investment Company, Inc.
As Representative of the
   several Underwriters
811 SW Naito Parkway, Suite 200
Portland, Oregon 97204



Gentlemen:

         TASER International, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in
Schedule I hereto, for whom you are acting as the Representative (the "Representative"), an aggregate of ___________ units (the "Firm Units"). Each unit will consist of one share of the Company's Common Stock ("Common Stock") and one redeemable purchase warrant substantially in the form filed as an exhibit to the Registration Statement (as hereinafter defined) (the "Warrants"). The respective number of Firm Units to be so purchased by the several Underwriters is set forth opposite their names in Schedule I hereto. The Company also proposes to grant to Paulson Investment Company, Inc. an option to purchase in the aggregate up to ____________ additional units, identical to the Firm Units (the "Option Units"), as set forth below.

         As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement for yourself as Representative and on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Firm Units set forth opposite their respective names in Schedule I. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are herein collectively called the "Units."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each of the Underwriters as follows:

         (a) A registration statement on Form SB-2 (File No. 333- ) with respect to the Units has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and


                                                       TASER International, Inc.
                                                          Underwriting Agreement
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Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (i) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (ii) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Units, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

         (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware, with corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company does not own and never has owned a controlling interest in any other corporation or other business entity, except as disclosed in the Registration Statement. The Company is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification.

         (c) The outstanding shares of each class or series of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, except as disclosed in the Registration Statement, have been issued and sold by the Company in compliance in all material respects with applicable securities laws; the issuance and sale of the Units, and the Common stock and Warrants included within the Units, have been duly authorized by all necessary corporate action and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any security of the Company or the issue and sale thereof. Except as set forth in the Registration Statement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company. The Company does not own or have the right to acquire capital stock or other equity securities of any other person representing more than five percent of the equity of that person, or otherwise control any other person.

         (d) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. The Common Stock conforms and the Warrants and the Representative's Warrants (as defined in Paragraph (d) of Section 2 hereof) will conform to the description thereof contained in the Registration Statement. The forms of certificates for the securities comprising the Units conform to the requirements of the corporate law of Delaware. Except as described in the Registration Statement, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or


                                                       TASER International, Inc.
                                                          Underwriting Agreement
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rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock.

         (e) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Units nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use in the preparation thereof.

         (f) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position, results of operations, cash flows and shareholders equity of the Company at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data of the Company included in the Registration Statement present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

         (g) Arthur Andersen LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the applicable published Rules and Regulations.

         (h) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

         (i) The Company has good and marketable title to all properties and assets, tangible and intangible, reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance


                                                       TASER International, Inc.
                                                          Underwriting Agreement
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of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material. The Company's ownership rights in its patents, patent licenses and other material technology is consistent with (i) the description thereof in the Registration Statement, and (ii) the business needs of the Company. All of the leases and subleases under which the Company holds properties, tangible or intangible, are in full force and effect conforming in all respects to the description thereof set forth in the Registration Statement. The Company has not received notice of any claim that is materially adverse to the rights of the Company under any of such leases or subleases.


         (j) The Company has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments relating to any of its historical periods.

         (k) Since the respective dates as of which information is given in the Registration Statement, as it may have been amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Company's financial statements or elsewhere in the Prospectus which is included in the Registration Statement.

         (l) The Company is not, nor, with the giving of notice or lapse of time or both, will it be, in violation of or in default under its Certificate of Incorporation or Bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the condition, financial or otherwise, of the Company or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, material contract or other agreement or instrument to which the Company is a party or by which its assets may be bound, or of the Certificate of Incorporation or Bylaws of the Company or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

         (m) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the


                                                       TASER International, Inc.
                                                          Underwriting Agreement
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transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Units for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

         (n) The Company owns or possesses adequate rights to use or can acquire on reasonable terms, all patents, patent rights, trademarks, service marks, trade names, copyrights, trade secrets and licenses of any of the foregoing (collectively, "Intellectual Property Rights") that are described in the Prospectus or which are necessary to the conduct of its business; there is no claim pending or, to the best knowledge of the Company, threatened against the Company, or any of its officers, directors, employees or consultants, in their capacities as such, alleging any infringement of Intellectual Property Rights, or any violation of the terms of any license relating to Intellectual Property Rights, nor does the Company know of any basis for any such claim. The Company knows of no infringement by others of Intellectual Property Rights owned by or licensed to the Company. Except as disclosed in the Registration Statement, the expiration of any Intellectual Property Rights would not have a material adverse effect on the condition, or on the earnings, business or operations of the Company, taken as a whole. The Company has obtained, is in compliance in all material respect with and maintains in full force and effect all material licenses, certificates, permits, orders or other, similar authorizations granted or issued by any governmental agency (collectively "Government Permits") required to conduct its business as it is presently conducted. No proceeding to revoke, limit or otherwise materially change any Government Permit has been commenced or, to the knowledge of the Company, is threatened against the Company, and the Company has no reason to anticipate that any such proceeding will be commenced against the Company. Except as disclosed or contemplated in the Prospectus, the Company has no reason to believe that any pending application for a patent or Government Permit will be denied or limited in a manner inconsistent with the Company's business plan as described in the Prospectus.

         (o) The Company is in all material respects in compliance with all applicable Environmental Laws (as defined below). The Company has no knowledge of any past, present or, as anticipated by the Company, future events, conditions, activities, investigation, studies, plans or proposals that (i) would interfere with or prevent compliance with any Environmental Law by the Company or (ii) could reasonably be expected to give rise to any common law or other liability, or otherwise form the basis of a claim, action, suit, proceeding, hearing or investigation, involving the Company and related to Hazardous Substances (as defined below) or Environmental Laws. No Hazardous Substance is or has been used, treated, stored, generated, manufactured or otherwise handled on or at any Facility (as defined below) and to the knowledge of the Company, no Hazardous Substance has otherwise come to be located in, on or under any Facility. No Hazardous Substances are stored at any Facility except in quantities necessary to satisfy the reasonably anticipated use or consumption by the Company. No litigation, claim, proceeding or governmental investigation is pending regarding any environmental matter for which the Company has been served or otherwise notified or, to the knowledge of the Company, threatened or asserted against the Company or the officers or directors of the Company, in their capacities as such, or any Facility or the Company's business. There are no orders, judgments or decrees of any court or of any governmental agency or instrumentality under any Environmental Law which specifically apply to the Company, any Facility or any of the Company's operations.


                                                       TASER International, Inc.
                                                          Underwriting Agreement
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The Company has not received from a governmental authority or other person (i)
any notice that it is a potentially responsible person for any Contaminated site (as defined below) or (ii) any request for information about a site alleged to be Contaminated or regarding the disposal of Hazardous Substances. There is no litigation or proceeding against any other person by the Company regarding any environmental matter. The Company has disclosed in the Prospectus or made available to the Underwriters and their counsel true, complete and correct copies of any reports, studies, investigations, audits, analyses, tests or monitoring, in the possession of or initiated by the Company, pertaining to any environmental matter relating to the Company and its past or present operations or any Facility.

         For the purposes of the foregoing paragraph, "Environmental Laws" means any applicable federal, state or local statute, regulation, code, rule, ordinance, order, judgment, decree, injunction or common law pertaining in any way to the protection of human health or the environment, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Air Act, the Federal Water Pollution Control Act and any similar or comparable state or local law; "Hazardous Substance" means any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law; "Contaminated" means the actual existence on or under any real property of Hazardous Substances, if the existence of such Hazardous Substances triggers a requirement to perform any investigatory, remedial, removal or other response action under any Environmental Laws or if such response action legally could be required by any governmental authority; "Facility" means any property owned, leased or occupied by the Company.

         (p) Neither the Company, nor to the knowledge of the Company, any of its affiliates, has taken or intends to take, directly or indirectly, any action which is designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Units.

         (q) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

         (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (s) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar industries.


                                                       TASER International, Inc.
                                                          Underwriting Agreement
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         (t) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (u) The Company is in material compliance with all laws, rules, regulations, orders of any court or administrative agency, operating licenses or other requirements imposed by any governmental body applicable to it and otherwise as is applicable to its business; and the conduct of the business of the Company, as described in the Prospectus, will not cause the Company to be in violation of any such requirements.

         (v) Each of the Warrants and the Representative's Warrants (as defined in Paragraph (d) of Section 2 hereof) have been authorized for issuance to the purchasers thereof or to the Representative or its designees, as the case may be, and will, when issued, entitle the holders thereof to the rights, privileges, and characteristics as represented in the most recent form of Warrants or Representative's Warrants, as the case may be, filed as an exhibit to the Registration Statement; the securities to be issued upon exercise of the Warrants and the Representative's Warrants, when issued and delivered against payment therefor in accordance with the terms thereof, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Warrants and the Representative's Warrants, and the securities to be issued upon their exercise, have been validly and sufficiently taken.

         (w) Except as disclosed in the Prospectus, neither the Company nor any of its officers, directors or affiliates have caused any person, other than the Underwriters, to be entitled to reimbursement of any kind, including, without limitation, any compensation that would be includable as underwriter compensation under the NASD's Corporate Financing Rule with respect to the offering of the Units, based on any activity of such person as a finder, agent, broker, investment adviser or other financial service provider, and there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

         (x) The Company does not directly or indirectly control or have a material interest in any other business entity.

         (y) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor


                                                       TASER International, Inc.
                                                          Underwriting Agreement
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disturbance by the employees of any of its principal suppliers, customers or vendors, which, in any case, may reasonably be expected to result in a material adverse effect on the Company.

         (z) There are no contracts or other documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

         (aa) There are no affiliations or associations, direct or indirect, between any member of the NASD and any of the Company's officers, directors or 5% or greater shareholder and no beneficial owner (as that term is defined under Rule 2720(b)(2) of the NASD Conduct Rules) of the Company's unregistered securities, regardless of time acquired or the source from which derived, has any direct or indirect affiliation or association with any NASD member.

         (bb) Other than as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

         (cc) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date of the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Financing (the "Department"), whichever date is later, of if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changed in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

2.       PURCHASE, SALE AND DELIVERY OF THE UNITS.

         (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $ ________ per Unit, the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

         (b) Payment for the Firm Units to be sold hereunder is to be made in New York Clearing House funds and, at the option of Paulson Investment Company, Inc. by bank wire to an account specified by the Company, or certified or bank cashier's checks drawn to the order of the Company, against either uncertificated delivery of Firm Units or of certificates therefor (which delivery, if certificated, shall take place in such location in New York, New York as may be specified by Paulson Investment Company, Inc.) to Paulson Investment Company, Inc. for the several accounts of the Underwriters. Such payment is to be made at the offices of Paulson


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                                                          Underwriting Agreement
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
Investment Company, Inc. at the address set forth on the first page of this Agreement, at 7:00 a.m., Pacific time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) Except to the extent uncertificated Firm Units are delivered at closing, certificates for the Firm Units and for the common stock and warrants comprising such Firm Units will be delivered in such denominations and in such registrations as Paulson Investment Company, Inc. requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by Paulson Investment Company, Inc. at least one business day prior to the Closing Date.

         (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to Paulson Investment Company, Inc. to purchase the Option Units at the price per Unit as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 45 days after the date of this Agreement, by Paulson Investment Company, Inc. to the Company setting forth the number of Option Units as to which Paulson Investment Company, Inc. is exercising the option, the names and denominations in which the Option Units are to be registered and the time and date at which certificates representing such Units are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by Paulson Investment Company, Inc. but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Paulson Investment Company, Inc. may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Closing Date in New York Clearing House funds and, at the option of Paulson Investment Company, Inc., by bank wire to an account specified by the Company, or certified or bank cashier's check drawn to the order of the Company for the Option Units to be sold by the Company in consideration either of uncertificated delivery of Option Units or delivery of certificates therefor (which delivery, if certificated, shall take place in such location in New York, New York as may be specified by Paulson Investment Company, Inc.) to Paulson Investment Company, Inc. Except to the extent uncertificated Option Units are delivered at closing, the certificates for the Option Units and for the common stock and warrants comprising such Option Units will be delivered in such denominations and in such registrations as Paulson Investment Company, Inc. request in writing not later than the second full business day prior to the Option Closing Date, and will be made available for inspection by Paulson Investment Company, Inc. at least one business day prior to the Option Closing Date.


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                                                          Underwriting Agreement
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
         (d) In addition to the sums payable to the Representative as provided elsewhere herein, the Representative shall be entitled to receive at the closing, for itself alone and not as Representative of the Underwriters, as additional compensation for its services, purchase warrants (the "Representative's Warrants") for the purchase of up to ___________ Units at a price of $______ per Unit, upon the terms and subject to adjustment and conversion as described in the form of Representative's Warrants filed as an exhibit to the Registration Statement.

3.       OFFERING BY THE UNDERWRITERS.

         It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representative deems it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. Paulson Investment Company, Inc. may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Units are purchased pursuant to Section 2 hereof, the Representative will offer them to the public on the foregoing terms.

         It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Units in accordance with an Agreement Among Underwriters entered into by you and the several other Underwriters.

4.       COVENANTS OF THE COMPANY.

         The Company covenants and agrees with the several Underwriters that:

         (a) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations, and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Units by the Underwriters.

         (b) The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and (E) of the issuance of any order suspending trading of the Units, the Common Stock or the Warrants. The Company will use its best efforts to prevent the issuance of any such


                                                       TASER International, Inc.
                                                          Underwriting Agreement
stop order preventing or suspending the use of the Prospectus or suspending trading and to obtain as soon as possible the lifting thereof, if issued.

         (c) The Company will cooperate with the Representative in endeavoring to qualify the Units for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Units.

         (d) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

         (e) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus, and make all required filings thereunder to maintain compliance with such act with respect to the trading and issuance of the Common Stock, the Warrants and the Common Stock underlying the Warrants. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time the Prospectus is so delivered, be misleading, or so that the Prospectus will comply with the law.

         (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a)


                                                       TASER International, Inc.
                                                          Underwriting Agreement
of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

         (g) The Company will, for a period of five years from the Closing Date, deliver to the Representative copies of annual reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representative similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements. The Company will, for a period of five years from the Closing Date, deliver to the Representative notice of all meetings of its Board of Directors and any executive or similar committee thereof.

         (h) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivatives of Common Stock (or agreement therefor) will be made for a period of one year after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder, or pursuant to contractual obligations existing on the date hereof or pursuant to employee benefit plans in effect on the date hereof, or with the prior written consent of the Representative, which consent will not be unreasonably withheld.

         (i) The Company will use its best efforts to qualify, subject to notice of issuance, the Units, the Common Stock and Warrants for listing on the Nasdaq SmallCap Market.

         (j) The Company has caused each officer, director and holder of shares of Common Stock (including holders of securities convertible into or exchangeable or exercisable for shares of Common Stock) to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters ("Lock-up Agreements"), pursuant to which each such person shall agree (A) not to offer, sell, contract to sell or grant any option to purchase or otherwise dispose of any shares of Common Stock or Preferred Stock or other capital stock of the Company, or any options or other securities convertible, exchangeable or exercisable for Common Stock or derivatives of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition) for a period of one year after the date of this Agreement, directly or indirectly, except with the prior written consent of Paulson Investment Company, Inc.; and (B) to give prior written notice to Paulson Investment Company, Inc., for a period of five years from the effective date of the Registration Statement, with respect to any sales of Common Stock of the Company pursuant to Rule 144 under the Securities Act or any similar rule.

         (k) The Company shall apply the net proceeds of its sale of the Units as set forth in the Prospectus and shall properly disclose such information with respect to the sale of the Units and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

         (l) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units, in such a manner as would require the Company to register


                                                       TASER International, Inc.
                                                          Underwriting Agreement
as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

         (m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units and Common Stock and a Warrant Agent for the Warrants.

         (n) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         (o) Prior to the Closing Date, the Company will furnish to the Representative, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

         (p) The Company agrees to use its best efforts to cause (i) each of its directors, officers and shareholders and (ii) each person who acquires Common Stock of the Company pursuant to the exercise of any option, warrant or right granted under the Company's 1999 Employee Stock Option Plan or 2001 Stock Option Plan to sign an agreement that restricts such person from selling, making any short sale of, grant any option for the purchase of, or otherwise transfer or dispose of, any of such Common Stock, or any such securities convertible into or exercisable or exchangeable for Common Stock, for a period of one year after the date of the Prospectus without the prior written consent of Paulson Investment Company, Inc.; and the Company will (i) enforce the terms of each such agreement and (ii) issue and impose a stop-transfer instruction with the Company's transfer agent in order to enforce the foregoing lock-up agreements.

         (q) The Company will (i) enforce the terms of each Lock-up Agreement, and (ii) issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-up Agreement. In addition, except with the prior written consent of Paulson Investment Company, Inc., the Company agrees (i) not to amend or terminate, or waive any right under, any Lock-up Agreement, or take any other action that would directly or indirectly have the same effect as an amendment or termination, or waiver of any right under any Lock-up Agreement, that would permit any holder of Common Stock, or any securities convertible into, or exercisable or exchangeable for, Common Stock, to make any short sale of, grant any option for the purchase of, or otherwise transfer or dispose of, such Common Stock or other securities, prior to the expiration of one year after the date of the Prospectus and (ii) not to consent to any sale, short sale, grant of an option for the purchase of, or other disposition or transfer of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, subject to a Lock-up Agreement.

         (r) The Company will, between the date hereof and the date twenty-five days after the Closing Date, provide the Representative and its legal counsel, prior to their release, copies of all press releases, proposed communications with shareholders or other interested parties and


                                                       TASER International, Inc.
                                                          Underwriting Agreement
other public announcements and will permit the Representative and its legal counsel to comment thereon prior to release.

5.       COSTS AND EXPENSES.

         (a) Paulson Investment Company, Inc. shall be entitled to reimbursement from the Company, for itself alone and not as the Representative of the Underwriters, to a non-accountable expense allowance equal to _____ % of the aggregate initial public offering price of the Firm Units and any Option Units purchased by the Underwriters. Paulson Investment Company, Inc. shall be entitled to withhold this allowance on the Closing Date related to the purchase of the Firm Units or the Option Units, as the case may be. In the event the offering is not consummated, any portion of the $25,000 advanced to Paulson Investment Company, Inc. that is unaccounted for will be returned to the Company.

         (b) In addition to the payment described in Paragraph (a) of this
Section 5, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Nasdaq SmallCap Market listing application, the costs of the due diligence investigation of the principals of the Company, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including any fees and disbursements) incident to securing the required review by the NASD of the terms and conditions of the underwriting arrangements; the listing fee of the Nasdaq SmallCap Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Units under state securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Units to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulations and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated, then the Company shall reimburse the several Underwriters for actual out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Units.

6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

         The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:


                                                       TASER International, Inc.
                                                          Underwriting Agreement

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.

         (b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Tonkon Torp LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                  (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware, with corporate power and corporate authority to own or lease its properties and to conduct its business as described in the Registration Statement; the Company is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a material adverse effect upon the business of the Company. By virtue of and effective upon the filing with the Secretary of State of the State of Delaware on February ___, 2001 of the Certificate of Merger providing for the merger of Taser International, Inc., an Arizona corporation (the "Predecessor Company"), with and into the Company, all rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Predecessor Company were transferred to, vested in and devolved upon the Company, and all property, rights and every other interest of the Company and the Predecessor Company effectively became the property of the Company as they were of the Company and the Predecessor Company, respectively, immediately prior to such filing.

                  (ii) The Company has authorized any outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued, are non-assessable and, to such counsel's knowledge, fully paid, and have been issued and sold by the Company in compliance in all material respects with applicable securities laws; all of the securities of the Company conform to the description thereof contained in the Prospectus; the certificates for the Common Stock, Units and Warrants are in due and proper form; the shares of Common Stock to be sold by the Company pursuant to this Agreement, including shares of Common Stock to be sold as a part of the Units, have been duly authorized and, upon issuance and delivery thereof as contemplated in this Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable; no preemptive rights of shareholders exist with respect to any of the Common Stock or Preferred Stock or the issuance or sale thereof pursuant to any applicable statute or the provisions of the Company's Certificate of Incorporation or Bylaws or, to the knowledge of such counsel, pursuant to any contractual obligation. The Warrants and the Representative's Warrants


                                                       TASER International, Inc.
                                                          Underwriting Agreement
have been authorized for issuance to the purchasers of Units or the Representative, as the case may be, and will, when issued, possess rights, privileges, and characteristics as represented in the most recent form of Warrants or Representative's Warrants, as the case may be, filed as an exhibit to the Registration Statement; the securities to be issued upon exercise of the Warrants and the Representative's Warrants, as the case may be, when issued and delivered against payment therefor in accordance with the terms of the Warrants and the Representative's Warrants, as the case may be, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Warrants, the Representative's Warrants, and the securities to be issued upon their exercise, has been validly and sufficiently taken.

                  (iii) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Units or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                  (iv) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                  (v) The conditions for the use of Form SB-2 set forth in the general instructions thereto have been satisfied, and the Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein).

                  (vi) The statements under the captions "Risk Factors -- Federal, state and international regulation of our products may adversely affect sales," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business-Company Overview," "Business-Intellectual property," "Business-Facilities," "Management-Stock option plans," "Management-Employment agreements," "Certain Transactions," "Description of Securities," and "Shares Eligible for Future Sale" in the Prospectus, and Item 24 of Part II of the Registration Statement, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.


                                                       TASER International, Inc.
                                                          Underwriting Agreement

                  (vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                  (viii) Except as described in or contemplated by the Prospectus, such counsel knows of no legal or governmental proceedings pending or threatened against the Company.

                  (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company, or any agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound.

                  (x) Each of this Agreement and the Warrant Agreement by and among the Company, the Warrantholders (defined therein) and U.S. Stock Transfer Corporation, as Warrant Agent, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms.

                  (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                  (xii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

         In rendering such opinion, such counsel may rely as to matters governed by the laws of states other than Oregon or Federal laws on local counsel in such jurisdictions, provided that in each case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, the opinion of Tonkon Torp LLP shall also include a statement to the effect that nothing has come to the attention of such counsel that has caused them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not


                                                       TASER International, Inc.
                                                          Underwriting Agreement
misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein).

         (c) The Representative shall have received from Weiss, Jensen, Ellis & Howard, P.C., counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (i), (iv) and (v) of Paragraph (b) of this Section 6. In rendering such opinion Weiss, Jensen, Ellis & Howard, P.C. may rely as to all matters governed other than by the laws of the state of Oregon or Federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that has caused them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Weiss, Jensen, Ellis & Howard, P.C. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (d) The Representative shall have received at or prior to the Closing Date from Weiss, Jensen, Ellis & Howard, P.C. a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Units under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

         (e) The Representative, on behalf of the several Underwriters, shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

         (f) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief


                                                       TASER International, Inc.
                                                          Underwriting Agreement

Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                  (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                  (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                  (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

                  (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                  (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

         (g) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

         (h) The Units, Common Stock and Warrants have been approved for quotation upon notice of issuance on the Nasdaq SmallCap Market.

         (i) The Lock-up Agreements described in Section 4(j) are in full force and effect.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Weiss, Jensen, Ellis & Howard, P.C., counsel for Paulson Investment Company, Inc.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by Paulson Investment Company, Inc. by notifying


                                                       TASER International, Inc.
                                                          Underwriting Agreement
the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

         In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to sell and deliver the portion of the Units required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.       INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto; or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending against any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Units, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or


                                                       TASER International, Inc.
                                                          Underwriting Agreement
supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, the indemnifying party shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one additional separate firm for all such indemnified parties. Such firm shall be designated in writing by Paulson Investment Company, Inc. in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or


                                                       TASER International, Inc.
                                                          Underwriting Agreement
liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a)or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Units purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this


                                                       TASER International, Inc.
                                                          Underwriting Agreement

Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.       DEFAULT BY UNDERWRITERS.

         If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Units or Option Units, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Firm Units or Option Units, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Firm Units or Option Units, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Units or Option Units, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Units or Option Units, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Firm Units or Option Units, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Units or Option Units, as the case may be, covered hereby, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-


                                                       TASER International, Inc.
                                                          Underwriting Agreement
defaulting Underwriters or of the Company except to the extent provided in
Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.      NOTICES.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Underwriters, to the Representative of the Underwriters, Paulson Investment Company, Inc., 811 SW Naito Parkway, Portland, Oregon 97204,
Attention: Chester L.F. Paulson; with a copy to Weiss, Jensen, Ellis & Howard, P.C., U.S. Bancorp Tower, Suite 2300, 111 S.W. Fifth Avenue, Portland, Oregon 97204, Attention: Mark A. von Bergen, Esq.; if to the Company, to TASER International, Inc., 7860 East McClain Drive, Suite 2, Scottsdale, Arizona 85260, Attention: Patrick W. Smith; with a copy to Tonkon Torp LLP, 888 S.W. Fifth Avenue, Suite 1600, Portland, Oregon 97204, Attention: Thomas P. Palmer, Esq.

11.      TERMINATION.

         This Agreement may be terminated by the Representative by notice to the Company as follows:

         (a) at any time prior to the earlier of (i) the time the Firm Units are released to the Representative for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

         (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company, the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect on the financial markets of the United States of such outbreak, escalation, declaration, emergency, calamity, crisis or change would, in the Representative's reasonable judgment, make it impracticable to market the Units or to enforce contracts for the sale of the Units, (iii) the Dow Jones Industrial Average shall have fallen by 15 percent or more from its closing price on the day immediately preceding the date that the Registration Statement is declared effective by the Commission, (iv) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange,


                                                       TASER International, Inc.
                                                          Underwriting Agreement

(v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representative materially and adversely affects or may materially and adversely affect the business or operations of the Company, (vi) declaration of a banking moratorium by United States or New York State authorities, (vii) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (viii) the suspension or halt of trading of the Units, the Common Stock or the Warrants on the Nasdaq Stock Market or (ix) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

         (c) as provided in Sections 6 and 9 of this Agreement.

12.      SUCCESSORS.

         This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.      INFORMATION PROVIDED BY UNDERWRITERS.

         The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page of the Prospectus (insofar as such information relates to the Underwriters), the legends required by Item 502(d) of Regulation S-B under the Act and the information under the caption "Underwriting" in the Prospectus.

14.      MISCELLANEOUS.

         The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Units under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon. All disputes relating to this Underwriting Agreement shall be adjudicated before a court located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.


                                                       TASER International, Inc.
                                                          Underwriting Agreement

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                             Very truly yours,

                                             TASER International, Inc.



                                             By:________________________________
                                                   Patrick W. Smith,
                                                   Chief Executive Officer


                                                       TASER International, Inc.
                                                          Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


As Representative of the several
Underwriters listed on Schedule I


PAULSON INVESTMENT COMPANY, INC.



By:  ___________________________________
       Authorized Officer


                                                       TASER International, Inc.
                                                          Underwriting Agreement

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS



Number of Firm Units to be Purchased

Paulson Investment Company, Inc.


Total


                                                       TASER International, Inc.
                                                          Underwriting Agreement
                                                        Schedule of Underwriters
                                                                          Page 1